                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement      [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14c-5(d)(2))
[x]  Definitive Information Statement

                            McDermott Incorporated
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


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Notes:

                            MCDERMOTT INCORPORATED
                              1450 POYDRAS STREET
                                P. O. BOX 60035
                       NEW ORLEANS, LOUISIANA 70160-0035

                               ----------------

                   NOTICE OF THE TAKING OF CORPORATE ACTION
                     WITHOUT A MEETING BY WRITTEN CONSENT

                               ----------------

To the Stockholders of
McDERMOTT INCORPORATED:

  In accordance with Section 228(d) of the Delaware General Corporation Law, notice is hereby given that McDermott International, Inc., as holder of approximately 93% of the voting power of the outstanding shares of capital stock of McDermott Incorporated, a Delaware corporation (the "Company"), shall on September 2, 1997 elect three Directors to the Company's Board of Directors.

  The accompanying Information Statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

                                          By Order of the Board of Directors,

                                          /S/ S. WAYNE MURPHY

                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 28, 1997

                         WE ARE NOT ASKING FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                            MCDERMOTT INCORPORATED
                              1450 POYDRAS STREET
                                P. O. BOX 60035
                       NEW ORLEANS, LOUISIANA 70160-0035

                               ----------------

                             INFORMATION STATEMENT
(PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED)

                               ----------------

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

  This Information Statement, which is first being mailed to stockholders on or about July 28, 1997, is furnished by McDermott Incorporated (the "Company") in connection with the taking of corporate action without a meeting by less than unanimous written consent.

                          CORPORATE ACTION AND NOTICE

  Subject to special voting rights granted to holders of the Company's Preferred Stock, holders of the Company's Voting Common Stock, $1.00 par value per share ("Voting Common Stock"), Series A $2.20 Cumulative Convertible Preferred Stock, $1.00 par value per share ("Series A Preferred Stock"), and Series B $2.60 Cumulative Preferred Stock, $1.00 par value per share ("Series B Preferred Stock"), are entitled to vote as a single class on matters presented to the Company's stockholders for approval. In that regard, each share of Voting Common Stock entitles the holder thereof to 12,000 votes, and each share of Series A Preferred Stock and each share of Series B Preferred Stock entitles the holder thereof to one-half of a vote. McDermott International, Inc. ("MII"), as holder of all of the outstanding 3,000 shares of Voting Common Stock, is entitled, in the aggregate, to 36,000,000 votes or approximately 93% of the voting power of the outstanding shares of capital stock of the Company entitled to vote on matters presented to its stockholders. MII, as holder of all of the outstanding 3,000 shares of Voting Common Stock, intends to take corporate action without a meeting on September 2, 1997 by electing the nominees named below to the Company's Board of Directors. On July 24, 1997, there were outstanding 2,818,679 shares of Series A Preferred Stock and 3,508,085 shares of Series B Preferred Stock. Only holders of record of such preferred stock at the close of business on such date will be entitled to receive a copy of this Information Statement.

                             ELECTION OF DIRECTORS

  Pursuant to such corporate action without a meeting by less than unanimous written consent, three Directors are to be elected to the Company's Board of Directors, each to hold office for one year and until his successor is elected and qualified. If any nominee named below should become unavailable for election, MII intends to vote its shares for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving.

  During the fiscal year ended March 31, 1997 ("fiscal year 1997"), there were 26 Board of Director actions taken without meetings. The Board does not maintain audit, compensation or directors nominating & governance committees.

  Set forth below is certain information (ages as of September 2, 1997) with respect to each nominee for election as a director.

                              NOMINEES

                                                                       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                      AGE  SINCE
-----------------------------                                      --- --------
S. Wayne Murphy..................................................   62   1996
Senior Vice President, General Counsel and Corporate Secretary of
 the Company and MII since February 1997. Before assuming this position, he was Vice President, General Counsel and Corporate
 Secretary of the Company and MII from June 1996; Acting General
 Counsel and Acting Corporate Secretary of the Company and MII
 from February 1996; Associate General Counsel of the Company and
 MII from August 1993; and prior thereto, an Assistant General
 Counsel of the Company from 1991. He has also been Acting
 General Counsel and Acting Corporate Secretary of J. Ray
 McDermott, S.A., a publicly traded subsidiary of MII ("J. Ray
 McDermott") since February 1996.
Roger E. Tetrault................................................   55   1997
Chairman of the Board since June 1, 1997 and Chief Executive
 Officer since March 1, 1997 of the Company, MII and J. Ray
 McDermott. Prior thereto, Mr. Tetrault was a Senior Vice
 President of General Dynamics Corporation (a supplier of weapons systems and services to the U.S. government and its allies) and
 President of its Land Systems Division from April 1993; Vice
 President of General Dynamics Corporation and President of its
 Electric Boat Division from August 1992 until April 1993; Vice
 President and General Manager of General Dynamics Corporation's
 Electric Boat Division from August 1991 until August 1992; and
 prior to that, he served as a Vice President and Group Executive of the Company's subsidiary The Babcock & Wilcox Company since
 1990. He is also a director of Handy & Harman.
Richard E. Woolbert..............................................   63   1996
Executive Vice President and Chief Administrative Officer of the
 Company and MII since February 1995 and MII's Compliance
 Director since June 1997. He also has been Executive Vice
 President and Chief Administrative Officer of J. Ray McDermott
 since February 1995. Before assuming these positions, Mr.
 Woolbert was Senior Vice President and Chief Administrative
 Officer of the Company and MII from August 1991.

                              EXECUTIVE OFFICERS

  Set forth below is the age (as of September 2, 1997), positions held with the Company and certain affiliated companies, and certain other business experience information for each of the Company's executive officers who are not Directors.

  Daniel. R. Gaubert, 48, Senior Vice President and Chief Financial Officer of the Company and MII since February 1997, prior to which, he was Vice President and Chief Financial Officer of the Company and MII from September 1996. He has also been Vice President, Finance of J. Ray McDermott since August 1995. Prior to assuming these positions, he was Vice President, Finance and Controller of the Company and MII from February 1995; Vice President and Controller of the Company and MII from February 1992; and prior thereto, Corporate Controller of the Company and MII from July 1991.

  Joe J. Stewart, 59, President of BWX Technologies, Inc. (formerly the Company's Babcock & Wilcox Government Group) since July 1, 1997 and Executive Vice President of MII since February 1995. Mr. Stewart has also been President, Government Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company since February 1995; prior to which, he was President and Chief Operating Officer of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from February 1993, and Executive Vice President and Group Executive, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1990.

  E. Allen Womack, Jr., 54, Senior Vice President and Chief Technical Officer of the Company and MII since February 1993. Also Senior Vice President and Group Executive, Industrial Group, of the Company since September 1996, prior to which, he was Senior Vice President and Group Executive, Shipbuilding and Industrial Group, of the Company from August 1995. Before assuming these positions, Mr. Womack was Senior Vice President, Research and Development and Contract Research Divisions, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1991.

  James F. Wood, 55, President, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company and Executive Vice President of MII since October 1996, prior to which, he was Vice President and General Manager, Global Ventures and Power, Power Generation Group, of such companies from June 1996. Prior thereto, he was President of WTI International Energy Inc. ("WTI"), a subsidiary of Wheelabrator Technologies, Inc., from June 1993 to December 1996 and Senior Vice President and General Manager of Wheelabrator Environmental Systems, Inc. from May 1993 to December 1995. From 1988 to April 1993, he was Vice President of Plant Operations of WTI. Prior to then, he worked for The Babcock & Wilcox Company for 24 years in various supervisory and managerial capacities.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Series A Preferred Stock, Series B Preferred Stock and MII's Common Stock, par value $1.00 per share ("MII Common Stock"), beneficially owned by each nominee as a Director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all nominees as a Director and executive officers of the Company as a group, as of June 6, 1997, except as otherwise noted. No Director or executive officer beneficially owned, as of June 6, 1997, any other equity security of the Company or of its parent or subsidiaries.

                                                  SERIES A  SERIES B     MII
                                                  PREFERRED PREFERRED  COMMON
NAME                                                STOCK     STOCK    STOCK*
----                                              --------- --------- ---------
James L. Dutt....................................      0           0    105,750
Daniel E. Gaubert................................      0           0     43,459
Robert E. Howson.................................      0           0    500,950
S. Wayne Murphy..................................      0           0     14,673
Joe J. Stewart...................................      0           0    179,072
Roger E. Tetrault................................      0           0     20,988
E. Allen Womack..................................      4           4     88,782
Richard E. Woolbert..............................    171     164.673    148,878
All Directors and executive officers as a group
 (9 persons).....................................    175     168.673  1,102,816

--------
* With respect to Messrs. Dutt, Gaubert, Howson, Murphy, Stewart, Womack and Woolbert, includes 103,150, 28,324, 439,450, 11,917, 113,722, 50,195 and
   95,185 shares, respectively, of MII Common stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options. With respect to Messrs. Gaubert, Howson, Murphy, Stewart, Tetrault, Womack and Woolbert, also includes 13,170, 50,000, 2,400, 53,235, 18,900, 27,625 and
   37,350 restricted shares, respectively, of MII Common Stock, as to which such individuals have sole voting power but no dispositive power. With respect to Messrs. Gaubert, Murphy, Stewart, Tetrault, Womack and Woolbert, also includes the equivalent of 680, 331, 1,335, 63, 1,750 and 1,423 shares, respectively, of MII Common Stock held in such individuals' accounts in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") as of March 31, 1997.

  Total shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that the 1,102,816 shares of MII Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 2% of the outstanding MII Common Stock on June 6, 1997, less shares held by the Company, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of June 6, 1997:

                                                              AMOUNT AND
                                                              NATURE OF   PERCENT
                                     NAME AND ADDRESS OF      BENEFICIAL    OF
TITLE OF CLASS                        BENEFICIAL OWNER        OWNERSHIP    CLASS
--------------                  ----------------------------- ----------  -------
Voting Common Stock(1)......... McDermott International, Inc.   3,000(2)    100%
                                1450 Poydras Street
                                New Orleans, LA 70112

--------
(1) Entitles the holder thereof to 12,000 votes per share, voting as a single class with holders of the Series A Preferred Stock and the Series B Preferred Stock, each share of which entitles the holder thereof to one-half of a vote. Accordingly, MII holds approximately 93% of the voting power of the outstanding capital stock of the Company.
(2) Sole voting and investment power.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer ("CEO"), two former CEOs and the four highest paid executive officers other than CEOs (collectively, the "Named Executive Officers") for fiscal years 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION(1)          LONG-TERM COMPENSATION
                                                  ------------------------------ -----------------------------
                                                                                        AWARDS         PAYOUTS
                                                                                 --------------------- -------
                                                                                            SECURITIES
                                                                         OTHER              UNDERLYING           ALL
                             PRINCIPAL     FISCAL                        ANNUAL  RESTRICTED   STOCK     LTIP    OTHER
NAME                         POSITION       YEAR   SALARY   BONUS       COMP.(2)  STOCK(3)  OPTIONS(4) PAYOUTS COMP.(5)
----                     ----------------- ------ -------- --------     -------- ---------- ---------- ------- --------
J.L. Dutt(6)............ Interim Chairman   1997  $693,864 $350,000(7)    $--    $    2,869  100,300     $ 0   $ 64,750
                         & Chief Executive
                         Officer (retired)
D.R. Gaubert............ Senior VP &        1997  $242,280    $0          $--        $0       14,550     $ 0   $  4,614
                         Chief Financial    1996  $190,150 $ 27,488       $--    $   72,878   10,100     $0    $  4,974
                         Officer            1995  $165,305 $ 35,504       $--    $   64,571    6,840     $0    $  4,850
R.E. Howson(8).......... Chairman & Chief   1997  $390,775    $0        $ 99,665     $0            0     $ 0   $628,179
                         Executive Officer  1996  $902,335 $218,388     $123,656 $  746,515  100,470     $ 0   $ 30,705
                          (retired)         1995  $814,301 $294,977     $ 48,630 $1,870,833  385,450     $ 0   $ 27,078
J.J. Stewart............ Executive VP       1997  $408,360 $285,852       $--        $0       34,390     $ 0   $  6,930
                                            1996  $383,885 $ 77,663     $ 39,143 $  218,705   23,710     $ 0   $  9,162
                                            1995  $364,995 $ 93,868       $--    $  172,358   15,870     $ 0   $  9,162
R.E. Tetrault(9)........ Chairman & Chief   1997  $ 45,000 $336,000(10)   $--    $  401,625  314,240     $ 0   $  1,413
                         Executive Officer
E.A. Womack, Jr......... Senior VP & Chief  1997  $300,315    $0        $ 32,530     $0       17,290     $ 0   $  5,594
                         Technical Officer  1996  $265,820 $ 47,096       $--    $  126,203   16,410     $ 0   $  4,619
                                            1995  $223,690 $ 56,820     $ 31,534 $  104,520   12,300     $ 0   $  4,850
R.E. Woolbert........... Executive VP &     1997  $373,410    $0          $--        $0       20,780     $ 0   $  7,956
                         Chief Adminis-     1996  $344,945 $ 59,559     $ 44,724 $  224,910   24,505     $ 0   $  9,905
                         trative Officer    1995  $301,685 $ 76,948       $--    $  191,674   14,400     $ 0   $  9,905

--------
(1) Includes amounts earned in the fiscal year, whether or not deferred.
(2) The aggregate value of perquisites and other personal benefits are not included if they do not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for the applicable fiscal year. For fiscal year 1997, with respect to Mr. Howson, includes $58,604 for cost of personal use of Company aircraft; with respect to Mr. Womack, includes $20,439 for cost of personal use of Company aircraft. For fiscal year 1996, with respect to Mr. Howson, includes $78,551 for cost of personal use of Company aircraft;

   with respect to Mr. Stewart, includes $31,805 for relocation expenses; and with respect to Mr. Woolbert, includes $43,584 for cost of personal use of Company aircraft. For fiscal year 1995, with respect to Mr. Womack, includes $13,782 for relocation expenses and $17,752 for cost of personal use of Company aircraft.
(3) Restricted stock awards are valued at the closing market price of MII Common Stock on the date of grant less any amounts paid by the executive officers for such awards. For the fiscal years indicated, restricted stock awards, if any, were granted in June of the following fiscal year. No restricted stock awards were granted to officers of the Company for fiscal year 1997. Mr. Tetrault, however, received a grant of 18,900 shares of MII Common Stock in connection with his election as Vice Chairman of the Board and CEO of the Company and MII in accordance with the terms of his employment agreement. Additionally, Mr. Dutt received a grant of 150 shares in his capacity as a Director of MII prior to his election as interim Chairman and CEO. As of March 31, 1997, the total number of restricted shares of MII Common Stock held by the Named Executive Officers and their market values (based upon closing market prices on March 31, 1997 of $21.375) are as follows: Mr. Dutt held 750 shares of MII Common Stock valued at $16,031; Mr. Gaubert held 13,170 shares of MII Common Stock valued at $281,509; Mr. Howson held 50,000 shares of MII Common Stock valued at $1,068,750; Mr. Stewart held 52,235 shares of MII Common Stock valued at $1,116,523; Mr. Tetrault held 18,900 shares of MII Common Stock valued at $403,988; Mr. Womack held 27,625 shares of MII Common Stock valued at $582,789; Mr. Woolbert held 37,350 shares of MII Common Stock valued at $798,356. Dividends are paid on restricted shares at the same time and at the same rate as dividends paid to all stockholders. Grants of restricted stock generally vest fifty percent in five years with the remaining fifty percent vesting in three to ten years based on performance. In the event of a change of control of MII, the Compensation Committee of MII may cause all restrictions to lapse.
(4) With respect to Mr. Dutt, includes 300 options to purchase MII Common Stock granted to him in his capacity as a Director of MII during fiscal year 1997 prior to his election as interim Chairman and CEO.
(5) Amounts shown for fiscal year 1997 include (a) company matching contributions to the McDermott Thrift Plan in the amount of (i) $4,500 for each of Messers. Gaubert, Stewart, Womack and Woolbert, (ii) $1,875 for Mr. Howson and (iii) $1,350 for Mr. Tetrault; (b) the value of insurance premiums paid by the Company for Messrs. Gaubert, Howson, Stewart, Tetrault, Womack and Woolbert in the amounts of $114, $39,540, $2,430, $63, $1,094 and $3,456, respectively; and (c) $64,750 in Director's retainer and meeting fees paid to Mr. Dutt prior to his election as the Company's interim Chairman and CEO. With respect to Mr. Howson, also includes a $39,679 payment at termination of employment for untaken vacation time and monthly payments totalling $547,085 paid during fiscal year 1997 pursuant to his severance agreement.
(6) Mr. Dutt served, on an interim basis, as the Chairman of the Board and CEO of the Company and MII from September 1, 1996 until February 28, 1997, after which he served as Chairman of the Board until May 31, 1997.
(7) Performance bonus paid to Mr. Dutt in June 1997 based upon service during fiscal year 1997, pursuant to the terms of a settlement agreement.
(8) Mr. Howson, who had been Chairman of the Board and CEO of the Company and MII for eight years, retired effective September 1, 1996.
(9) Mr. Tetrault was elected as Vice Chairman of the Board and CEO of the Company and MII on March 1, 1997. Effective June 1, 1997, he was also elected as Chairman of the Board of the Company and MII.
(10) Bonus paid in June 1997 to Mr. Tetrault in connection with his election as Vice Chairman of the Board and CEO of the Company and MII on March 1, 1997.

OPTION GRANT TABLE

  Options generally vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with the Company or MII. In the event of a change in control of MII, the Compensation Committee of MII may accelerate the exercisability of any outstanding options. The following table provides information about option grants to the Named Executive Officers during fiscal year 1997. Neither the Company nor MII granted any stock appreciation rights to its executive officers during fiscal year 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL RATES OF STOCK PRICE
                                      INDIVIDUAL GRANTS                  APPRECIATION FOR OPTION TERM(1)
                         --------------------------------------------- -----------------------------------
                         NUMBER OF
                         SECURITIES    % OF TOTAL
                         UNDERLYING     OPTIONS                             5%           10%
                          OPTIONS      GRANTED TO  EXERCISE EXPIRATION ------------ --------------
NAME                      GRANTED     EMPLOYEES(2) PRICE(3)    DATE    DOLLAR GAINS  DOLLAR GAINS
----                     ----------   ------------ -------- ---------- ------------ --------------
J.L. Dutt
 MII Common Stock.......  100,000(4)     11.06     $  21.50  09/12/06  $  1,352,000 $    3,427,000
 MII Common Stock.......      300(5)       .03     $19.5625  08/06/06  $      3,691 $        9,353
D.R. Gaubert
 MII Common Stock.......   14,550         1.61     $ 21.375  02/07/07  $    195,625 $      495,646
R.E. Howson
 MII Common Stock.......        0            0     $     --        --  $         -- $           --
J.J. Stewart
 MII Common Stock.......   34,390          3.8     $ 21.375  02/07/07  $    462,374 $    1,171,495
R.E. Tetrault
 MII Common Stock.......  314,240        34.77     $ 22.125  03/03/07  $  4,372,650 $   11,080,417
E.A. Womack, Jr.
 MII Common Stock.......   17,290         1.91     $ 21.375  02/07/07  $    232,464 $      588,984
R.E. Woolbert
 MII Common Stock.......   20,780          2.3     $ 21.375  02/07/07  $    279,387 $      707,871
All Stockholders (6)
 MII Common Stock.......       --           --     $ 21.375        --  $739,971,873 $1,874,833,906

--------
(1) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, if the exercise price is $21.375, a 5% annual growth rate over ten years results in a stock price of $34.82 per share and a 10% rate results in a price of $55.44 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.
(2) Based on options to acquire 903,870 of MII Common Stock granted to all employees of the Company and MII during fiscal year 1997.
(3) Fair market value on date of grant.
(4) Vested and became exercisable on June 1, 1997.
(5) These shares were granted to Mr. Dutt in his capacity as a Director of MII and became exercisable in February 1997, six months after the date of grant.
(6) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 55,036,956 outstanding shares of MII Common Stock on March 31, 1997. The Named Executive Officers' gains as a percentage of the total dollar gains shown for all stockholders is .93% for MII Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information concerning the exercise of stock options during fiscal year 1997 by each of the Named Executive Officers and the value at March 31, 1997 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of MII Common Stock from the date of grant through March 31, 1997 (when the fair market value of MII Common Stock was $21.375 per share). The value actually realized upon exercise of the options by the Named Executive Officers will depend on the value of the MII Common Stock at the time of exercise.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                         NUMBER OF               TOTAL NUMBER OF       TOTAL VALUE OF UNEXERCISED,
                          SHARES            UNEXERCISED OPTIONS HELD    IN-THE-MONEY OPTIONS HELD
                         ACQUIRED              AT FISCAL YEAR-END          AT FISCAL YEAR-END
                            ON      VALUE   -------------------------- ---------------------------
NAME                     EXERCISE  REALIZED EXERCISABLE  UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
----                     --------- -------- -----------  ------------- ---------------------------
J.L. Dutt
 Common Stock...........      0       --        3,150       125,000(1)  $          825 $           0
D.R. Gaubert
 Common Stock...........      0       --       28,324        25,255     $        9,839 $      17,377
R.E. Howson
 Common Stock...........      0       --      470,380(2)    325,000     $      473,045 $           0
J.J. Stewart
 Common Stock...........      0       --      113,722        34,390     $       71,299 $      40,751
R.E. Tetrault
 Common Stock...........      0       --            0       314,240     $            0 $           0
E.A. Womack, Jr.
 Common Stock...........      0       --       55,007(2)     35,065     $       35,539 $      28,205
R.E. Woolbert
 Common Stock...........      0       --       95,185        46,000     $      102,042 $      19,429

--------
(1) These options vested and became exercisable on June 1, 1997.
(2) Messrs. Howson and Womack exercised options for 30,930 and 4,812 shares of MII Common Stock, respectively, during the period from March 31, 1997 to June 6, 1997.

RETIREMENT PLANS

  Pension Plans. MII maintains several funded retirement plans covering substantially all regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. All officers who are employees of the Company are covered under The Retirement Plan for Employees of McDermott Incorporated (the

"McDermott Retirement Plan"). Officers who are employed by The Babcock & Wilcox Company ("B&W") or certain of its subsidiaries or affiliates are covered under The Employee Retirement Plan of The Babcock & Wilcox Company (the "B&W Retirement Plan"). Employees do not contribute to either plan and company contributions are determined on an actuarial basis. An employee must be employed by the Company or B&W or certain of its subsidiaries or affiliates for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans. To the extent that benefits payable under these qualified plans are limited by
Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans").

  The following table shows the annual benefit payable under the McDermott Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1997 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. As of March 31, 1997, Mr. Gaubert had Final Average Earnings of $178,390 and 25.5 years of credited service under the McDermott Retirement Plan. As of the date of his retirement, Mr. Dutt had not accrued enough years of service to vest under the plan; therefore, he is not entitled to any benefits under such plan. He, however, is entitled to benefits under MII's Retirement Plan for Non-Management Directors. At the time of his retirement on September 1, 1996, Mr. Howson had Final Average Earnings of $772,608 and 24.6 years of credited service under the plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                           MCDERMOTT RETIREMENT PLAN

 FINAL       ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE    --------------------------------------------------------------------
EARNINGS     10        15        20        25        30        35        40
--------   -------   -------   -------   -------   -------   -------   -------
100,000    $14,057   $21,085   $28,113   $35,142   $42,170   $49,198   $56,227
150,000     22,390    33,585    44,780    55,975    67,170    78,365    89,560
200,000     30,723    46,085    61,447    76,808    92,170   107,532   122,893
250,000     39,057    58,585    78,113    97,642   117,170   136,698   156,227
300,000     47,390    71,085    94,780   118,475   142,170   165,865   189,560
400,000     64,057    96,085   128,113   160,142   192,170   224,198   256,227
500,000     80,723   121,085   161,447   201,808   242,170   282,532   322,893
600,000     97,390   146,085   194,780   243,475   292,170   340,865   389,560
700,000    114,057   171,085   228,113   285,142   342,170   399,198   456,227
800,000    130,723   196,085   261,447   326,808   392,170   457,532   522,893

  The following table shows the annual benefit payable under the B&W Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1997 in accordance with the lifetime only method of payment. Benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("B&W Final Average Earnings"). B&W Final Average Earnings and credited service under the B&W Retirement Plan at March 31, 1997 for Messrs. Stewart, Tetrault, Womack and Woolbert were $505,576 and 25 years, $134,738 and 21.5 years, $301,227 and 21.5 years, and $416,563 and 41.7 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                       BABCOCK & WILCOX RETIREMENT PLAN

  B&W
 FINAL       ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE    --------------------------------------------------------------------
EARNINGS     10        15        20        25        30        35        40
--------   -------   -------   -------   -------   -------   -------   -------
100,000    $11,765   $17,648   $23,530   $29,413   $35,295   $41,178   $47,060
125,000     14,890    22,335    29,780    37,225    44,670    52,115    59,560
150,000     18,015    27,023    36,030    45,038    54,045    63,053    72,060
200,000     24,265    36,398    48,530    60,663    72,795    84,928    97,060
250,000     30,515    45,773    61,030    76,288    91,545   106,803   122,060
300,000     36,765    55,148    73,530    91,913   110,295   128,678   147,060
400,000     49,265    73,898    98,530   123,163   147,795   172,428   197,060
500,000     61,765    92,648   123,530   154,413   185,295   216,178   247,060
550,000     68,015   102,023   136,030   170,038   204,045   238,053   272,060

  Supplemental Executive Retirement Plan. MII maintains an unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP covers certain officers of the Company and other designated companies, including B&W. Generally, benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to the SERP scheduled retirement date, whichever is greater. Except for the benefit payable to Mr. Howson, the maximum benefit may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Under an employment agreement, the maximum benefit payable to Mr. Howson is 73% of his final 3-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by MII, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Gaubert, Stewart, Tetrault and Womack at retirement age as stated in the SERP is 60% of each such person's final 3-year average cash compensation. At such retirement age, Mr. Woolbert would receive an annual benefit of 65% of his final 3-year average cash compensation. As a result of his retirement on September 1, 1996, Mr. Howson was eligible to receive, beginning September 1, 1998, an annual benefit equal to 73% of his final 3-year average cash compensation or a lump sum distribution equivalent to such benefits. Pursuant to a severance agreement that he entered into with MII, MII agreed to pay him approximately two-thirds of such lump sum distribution, on an actuarially discounted basis, on November 1, 1996. Mr. Howson will receive all remaining amounts due to him under the SERP on September 1, 1998. Mr. Dutt is not entitled to any benefits under the SERP.

  A trust (assets of the trust constitute corporate assets) has been established which is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of MII. Although MII would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of MII, including but not limited to failure by MII to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity which would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                             CERTAIN TRANSACTIONS

  As an approximately 93% owned (based upon voting power) subsidiary of MII, the Company and its subsidiaries and MII and its other subsidiaries, from time to time, provide various services and products to, and engage in various transactions with, each other, substantially all of which the Company deems to have been effected on an arms length basis.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own 10% or more of the Company's voting stock to file reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Directors, executive officers and 10% or more stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its directors, executive officers and 10% or more stockholders complied with all Section 16(a) filing requirements during fiscal year 1997.

                                 OTHER MATTERS

  No business other than that set forth in the accompanying Notice of the taking of corporate action without a meeting is expected to be acted upon.

                                          By Order of the Board of Directors,

                                          /s/ S. WAYNE MURPHY

                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 28, 1997